EXHIBIT 21.1

     SUBSIDIARIES OF PENTACON, INC.          JURISDICTION OF INCORPORATION
-----------------------------------------  -----------------------------------

Alatec Products, Inc.                      California
AXS Solutions, Inc.                        Delaware
Capitol Bolt & Supply, Inc.                Texas
Maumee Industries, Inc.                    Indiana
Pace Products, Inc.                        Texas
Sales Systems Limited                      Pennsylvania
Texas International Aviation, Inc.         Texas
Pentacon International Sales, Inc.         Virgin Islands
West Coast Aero Products Holdings Corp.    Delaware
ASI Aerospace Group, Inc.                  Delaware
Pollard Acquisition Corp.                  Delaware
Pentacon Aerospace Group, Inc.             Nevada
JIT Holdings, Inc.                         Texas
Pentacon Delaware, Inc.                    Delaware
Pentacon Industrial Group, Inc.            Nevada

          LIMITED PARTNERSHIPS
-----------------------------------------
Pentacon Properties, L.P. (TX L.P.)
Pentacon USA, L.P. (TX L.P.)